UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLOBAL VACATION GROUP, INC.
 (Exact name of registrant as specified in its charter)

New York	13-1894567
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

One North First Street, San Jose, CA	95113
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

Securities Act registration statement file number to which this form relates (if applicable): Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.01 par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class To be so registered	Name of Each Exchange on Which Each Class is to be Registered

none

Item 1. Description of Registrant’s Securities To Be Registered.

      Information with respect to the common stock, $.01 par value per share, of the Registrant is incorporated by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement previously filed on Form S-1 (File No. 333-52673). The Registrant is filing this amendment to Form 8-A to reflect that its Common Stock will now be listed, effective January 9, 2001, on the American Stock Exchange instead of the New York Stock Exchange.

Item 2. Exhibits.

     3.1      Restated Certificate of Incorporation of the Registrant   b
     3.2      Amended and Restated By-laws of the Registrant   a
     4.1      Form of Specimen Stock Certificate   a

a	Incorporated by reference to the same numbered exhibit to the Registrant’s Registration Statement on Form S-1 (file no. 333-52673).

b	Incorporated by reference to the same numbered exhibit to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed on September 14, 1998.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL VACATION GROUP, INC.

Dated: January 8, 2001	By: /s/ Debbie A. Lundquist
Debbie A. Lundquist Executive Vice-President and Chief Financial Officer